EXHIBIT 10.1


                                PROMISSORY NOTE


$ 1,068,416.62                                                    March 31, 2000

            FOR VALUE RECEIVED, the undersigned, RUSSELL W. ALLEN, whose address is shown in Paragraph 9 hereof (the "Maker"), hereby promises to pay to the order of CARRIAGE SERVICES, INC., a Delaware corporation (the "Payee"), at Payee's address set forth in Paragraph 9 hereof, on or before March 31, 2001, the principal sum of ONE MILLION SIXTY-EIGHT THOUSAND FOUR HUNDRED SIXTEEN AND 62/100 DOLLARS ($1,068,416.62), together with interest thereon, in cash or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, all as is hereinafter provided.

            1. INTEREST AND PRINCIPAL PAYMENTS. Prior to maturity, interest shall accrue and be payable on the outstanding principal balance under this Note at a rate equal to the lesser of (x) the highest rate permitted by Applicable Law (as hereinafter defined) or (y) six percent (6%) per annum.

            The entire principal amount of, and all accrued and unpaid interest on, this Note shall be due and payable in its entirety on or before March 31, 2001.

            All past due principal and interest on this Note shall bear interest from and after maturity until paid at a fixed rate per annum equal to the lesser of twelve percent (12%) or the highest rate permitted by Applicable Law.

            Regardless of any other provisions of this Note or in any documents guaranteeing or securing payment hereof or otherwise relating hereto, neither the Payee nor any other holder of this Note shall ever be entitled to receive, collect or apply as interest on the principal of this Note any amount in excess of the Maximum Rate of interest allowable under Applicable Law, and if the Payee ever receives, collects or applies as interest hereon any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and shall be treated as such, and if the principal is paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate of interest allowable under Applicable Law, the Maker and the Payee shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof, provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Maximum Rate of interest allowable under Applicable Law, the Payee shall either apply or refund to the Maker the amount of such excess as herein provided, and in such event, the Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Maximum Rate of interest allowable under Applicable Law.
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            2. PREPAYMENT. (a) If while this Note is outstanding, the Maker ceases to be a full-time employee of the Payee or one or more of its affiliates by reason of (i) the breach of his obligations under the Employment Agreement dated effective November 8, 1999 between the Maker and the Payee (the "Employment Agreement") or (ii) his discharge for Cause (as defined in the Employment Agreement), then the Maker shall contemporaneously with such cessation of employment, as a mandatory prepayment hereunder, pay all principal and interest then due under this Note. In case of an Event of Default arising by virtue of a mandatory prepayment hereunder resulting from the Maker's breach of his obligations under the Employment Agreement or his discharge for Cause (as \so defined), the Payee agrees first to exhaust its remedies under the Security Agreement referred to in Paragraph 4 below before pursuing a claim for damages or otherwise asserting personal liability against the Maker under this Note, it being understood, however, that the Maker shall, under such circumstances, remain liable for any deficiency arising after the exhaustion of such remedies.

            (b) In addition to any mandatory prepayment under subparagraph (a) above, this Note may be prepaid prior to maturity, at the option of the Maker, as a whole at any time or in part from time to time, without premium or penalty.

            (c) Any partial prepayment hereunder shall be applied first to accrued and unpaid interest and then to principal.

            3. DEFINITIONS. The terms set forth below shall have the meanings assigned to such terms as used in this Note:

            "APPLICABLE LAW" shall mean the law in effect from time to time and applicable to the transactions between the Maker and the Payee pursuant to this Note and the Security Agreement which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on such transactions, including laws of the State of Texas, and to the extent providing for a higher lawful rate of interest, laws of the United States of America. It is intended that Chapter 303 of the Texas Finance Code, as amended, shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303, the interest ceiling applicable to such transactions under said Chapter 303 shall be the indicated (weekly) rate ceiling from time to time in effect.

            "MAXIMUM RATE" shall mean the maximum lawful non-usurious rate of interest, if any, which under Applicable Law Payee is permitted to charge Maker on the loan evidenced by this Note. If, however, during any period interest accruing on this Note is not limited to any maximum lawful non-usurious rate of interest under Applicable Law, then during each such period the "Maximum Rate" shall be equal to a per annum rate of 18%.

            4. SECURITY AGREEMENT-PLEDGE. This Note is the "Consolidated Note" referred to in that certain Security Agreement dated as of even date herewith and that certain Amended and Restated Security Agreement-Pledge dated as of even date herewith, between Maker and Payee (together with any and all amendments and supplements thereto and/or restatements and modifications thereof, respectively the "SECURITY AGREEMENT" or the "PLEDGE AGREEMENT", as

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
applicable). Reference is hereby made to the Security Agreement and the Pledge Agreement for a description of certain rights of Maker, the Events of Default and the rights of Payee to accelerate the maturity of this Note upon the occurrence of an Event of Default. The Security Agreement and the Pledge Agreement are incorporated herein for all intents and purposes. Each capitalized term used in this Note and not otherwise expressly defined herein shall have the meaning assigned to such terms in the Security Agreement.

            5. PAYEE RECORDS. The records of the Payee shall constitute rebuttably presumptive evidence of the principal and earned, accrued and unpaid interest remaining outstanding on this Note.

            6. WAIVERS. The Maker and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, all other notices, filing of suit and diligence in collecting this Note or enforcing any security given therefor, and agree to any substitution, exchange, or release of any security, with or without consideration, now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon. The Maker and all sureties, endorsers or guarantors of this Note further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against any maker or any other party liable therefor or to enforce its rights against any security for this Note and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

            7. COSTS OF COLLECTION. If an Event of Default shall occur or exist and this Note is placed in the hands of an attorney for collection, or suit is filed herein, or proceedings are had in bankruptcy, probate, receivership, reorganization or other judicial proceedings for the establishment or collection of any amount called for hereunder or any amount payable or to be payable hereunder is collected through any such proceedings, the Maker agrees to pay to the holder hereof all costs, including reasonable attorney's or collection fees, incurred in the collection or attempted collection of this Note.

            8. PRIOR INDEBTEDNESS. This Note is executed and delivered in renewal, modification, extension, rearrangement, replacement and restatement of (but not in extinguishment of) the indebtedness (including principal, interest and other charges) evidenced by the following promissory notes:

            (i) Payable to Payee in the original principal amount of $316,714.00, dated July 9, 1996.

            (ii) Payable to Payee in the original principal amount of $16,156.75, dated March 31, 1997.

            (iii) Payable to Payee in the original principal amount of
                  $23,301.00, dated March 31, 1998.

            (iv) Originally payable to Provident Credit Corp. in the original principal amount of $507,255.03, dated April 1, 1999, and assigned to Payee pursuant to the Assignment of Note and Liens dated November 30, 1999.

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
            (v) Originally payable to Provident Credit Corp. in the original principal amount of $50,000.00, dated April 1, 1999, and assigned to Payee pursuant to the Assignment of Note and Liens dated November 30, 1999.

            (vi) Payable to Payee in the original principal amount of $100,000.00, dated October 19, 1999.

            9. NOTICES, MISCELLANEOUS. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered on the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered, as follows:

                  1.    If to the Payee, to:

                        Carriage Services, Inc.
                        1300 Post Oak Boulevard, Suite 1500
                        Houston, Texas  77056
                        Attn:  President

                  2.    If to the Maker, to:

                        Mr. Russell W. Allen
                        11301 Lake Forest Drive
                        Conroe, Texas  77384

                 3. If to any other holder other than the Payee, to such address as may have been designated by notice given the Maker by such holder.

            The Maker, the Payee or any other holder hereof may designate a different address by notice given in accordance with the foregoing.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE HAS BEEN DELIVERED AND ACCEPTED AND IS PAYABLE AT HOUSTON, HARRIS COUNTY, TEXAS.

            IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the 31st day of March, 2000.

                                    MAKER:

                                    ____________________________________________


                                    ____________________________________________
                                    RUSSELL W. ALLEN

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